Exhibit 99.1

Tidewater Announces Conference Call

New Orleans, July 20, 2012 — Tidewater Inc. (NYSE:TDW) announced today that its fiscal 2013 first quarter (ended June 30, 2012) earnings release and conference call have been scheduled for Wednesday, August 8, 2012. The press release will be issued before the market opens, and the conference call will begin at 10:00 a.m. Central time.

Investors and interested parties may listen to the teleconference via telephone by calling 1-888-388-7493 if calling from the U.S. or Canada (1-706-679-8348 if calling from outside the U.S.) and ask for the “Tidewater” call just prior to the scheduled start. A replay of the conference call will be available beginning at 12:00 p.m. Central time on August 8, 2012, and will continue until 11:59 p.m. Central time on August 10, 2012. To hear the replay, call 1-855-859-2056 (1-404-537-3406 if calling from outside the U.S.). The conference call ID number is 11903641.

A simultaneous webcast of the conference call will be accessible online at the Tidewater Inc. website, (www.tdw.com). The online replay will be available until September 8, 2012.

Tidewater is the leading provider of larger Offshore Service Vessels (OSVs) to the global energy industry.

CONTACT: Tidewater Inc., New Orleans

Joe Bennett, Executive Vice President and Chief Investor Relations Officer

504-566-4506

SOURCE: Tidewater Inc.

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